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                                                                    EXHIBIT 10.1


                        PROCESSING AND SERVICE AGREEMENT


         This Agreement ("this Agreement") entered into as of September 10, 1993 (hereinafter called the "Execution Date") is made and entered into by and between National Electronic Information Corporation (hereinafter called "NEIC"), a Delaware corporation having its principal offices at 500 Plaza Drive, Secaucus, New Jersey 07094, and GTE Data Services Incorporated (hereinafter called "Processor"), a Delaware corporation having its principal offices at One East Telecom Parkway, Post Office Box 290152, Temple Terrace, Florida 33687.

                                   WITNESSETH:

         For convenience, certain capitalized terms are defined below, while other capitalized terms are defined in the text of this Agreement.

         This "Agreement" shall mean the entire body of this agreement, including any and all exhibits hereto.

         "Commencement Date" shall mean February 1,1994.

         "Contract Documents" shall mean the RFP, the Processor's Proposal, and the terms and conditions of this Agreement. Any direct conflict between or among this Agreement, the RFP and the Processor's Proposal shall be resolved by giving precedence first to the provisions of this Agreement, second to the Processor's Proposal and finally to the provisions of the RFP.

         "CPS Services" shall mean the services and deliverables described in the RFP, subject to any modification expressly stated in this Agreement or the Processor's Proposal.

         "CPS System" shall mean the network system which Processor uses to perform the CPS Services.

         "NEIC CPS Services" shall mean NEIC's currently marketed Health Claims Distribution System, Medical Claims Distribution System and Dental Claims Distribution System, including NEIC Claims Status Check and all enhancements, changes and supplements to such services from time to time.

         "Processor's Proposal" shall mean the documents identified on Exhibit A.

         The "Processor's Services" shall mean all aspects of the services and related deliverables to be furnished by Processor pursuant to this Agreement.

         "RFP" shall mean Section II of the Request for Proposal for processing and related services regarding NEIC CPS Services issued by NEIC on March 29, 1993.

         "Service Levels" shall mean the Service Levels set forth in Exhibit B attached hereto.


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1.       Scope of Services

         1.1 Subject to the terms and conditions of this Agreement and for the term of this Agreement, Processor hereby agrees to provide the CPS Services and furnish the deliverables to and for the benefit of NEIC in support thereof as required by the Contract Documents.

         1.2      Without limiting the foregoing:

                  1.2.1 Processor shall take all action necessary in order to enable the Processor to perform the CPS Services to the Service Levels commencing on February 1, 1994 (the "Commencement Date").

                  1.2.2 Commencing on the Commencement Date, Processor shall perform the CPS Services to the Service Levels.

                  1.2.3 As further set forth in Article 7, in the event of any failure or defect in the CPS Services, Processor shall immediately implement the escalation procedures for correction as set forth on Exhibit C attached hereto ("Escalation Procedures").

                  1.2.4 In the event of a CPS System disruption due to a catastrophic event, Processor shall perform the recovery service set forth on Exhibit D attached hereto ("Disaster Recovery Program").

                  1.2.5 Processor shall use its best efforts to assist NEIC in developing clients among the Processor's network of customers and affiliates and shall otherwise perform all of its obligations regarding the Joint Marketing/Alliance Program set forth in Exhibit E ("Alliance Program").

         1.3 Processor shall be fully responsible for the content and quality of the services performed and the deliverables presented by Processor hereunder whether or not provided by subcontractors or consultants retained by Processor with the consent of NEIC hereunder. Processor shall ensure that its hardware, operating system software, telecommunications network and customer service procedures supporting the CPS Services are maintained, operated and managed so as to cause the CPS Services to meet or exceed the Service Levels, and will, at its own expense, correct any deficiency related thereto which causes noncompliance with the Service Levels.

         Processor shall not, however, be responsible for any failure of the CPS Services if such failure is caused by a defect in the software furnished by NEIC to Processor hereunder.

2.       Account Management

         2.1 Processor and NEIC shall each, at its own expense, assign a project executive for the subject matter of this Agreement (the "Project"). Processor's initial project executive shall be C. Edward Stephens. Such project executive may be replaced from time to time during the term


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of this Agreement by a person of equivalent authority within Processor by notice given by Processor to NEIC. NEIC's initial project executive shall be Joseph P. Sullivan. Such project executive may be replaced from time to time during the term of this Agreement by a person of equivalent authority within NEIC by notice given by Processor to NEIC.

         2.2 The Processor's project executive shall be based at the Processor's operating site and responsible for and have authority over all aspects of the Processor's Services. Without limiting the foregoing, he shall be responsible for the issuance of periodic status reports to NEIC, coordination of Processor resources to satisfy Processor's obligations hereunder, coordination of responses to all claims and problems regarding Processor's Services hereunder, and generally responding to all issues relating to the Project. The Processor's project executive or his designee shall be available during normal business hours, 8:30 A.M. to 5:30 P.M. Eastern Time, Monday through Friday, except on Processor established holidays, and shall respond to NEIC inquiries within four work hours.

         2.3 The NEIC project executive shall be responsible for and shall have authority over all aspects of NEIC's obligations under this Agreement. Without limiting the foregoing, he shall be responsible for coordinating NEIC's activities in connection with Processor's Services, communicating priorities to the Processor's project executive and responding to all subsequent actions required of NEIC with respect thereto, resolving outstanding items with the Processor's project executive, and generally responding to all issues relating to the Project.

         2.4 The Processor and NEIC project executives shall meet at a mutually agreed upon time and place promptly after the Execution Date to create and document in writing a list of key personnel of NEIC and Processor assigned to work (and their designated alternates) for the Project.

         2.5 The parties shall designate appropriate management personnel to serve on a Management Review Board ("MRB").

                  2.5.1 The MRB shall consist of two members designated by Processor and two members designated by NEIC. The initial members of the MRB representing Processor shall be C. Edward Stephens and Douglas B. Hill and the initial members of the MRB representing NEIC shall be Joseph P. Sullivan and Kenneth O'Donnell. Each member of the MRB may be replaced by the party which designated him from time to time during the term of this Agreement by a person of equivalent authority, such replacement to be effected by notice given to the other party. Each MRB representative from a party shall be authorized to represent such parry with regard to all matters to be considered by the MRB.

                  2.5.2 The primary purpose of the MRB is to review the status of the Project, including coordination and maximization of the benefits of the Project, assessing the performance of the Processor with respect to the Project and resolving outstanding issues between the parties as required or as otherwise set forth in this Agreement.

                  2.5.3 From the Execution Date until six months following the Commencement


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Date, the MRB shall meet on a monthly basis at such times as are mutually agreed upon. Thereafter, the MRB shall meet quarterly at such times as are mutually agreed upon. Meetings may also be held upon the written request of either project executive specifying the issues requiring MRB involvement and shall be called promptly as required elsewhere in this Agreement.

                  2.5.4 The first meeting of the MRB will be held at NEIC's facility in Secaucus, New Jersey. The MRB meeting site will alternate between NEIC's facility and Processor's facility. Each party shall bear the cost and expense of the participation of its MRB members in all such meetings.

3.       Proprietary Rights

         3.1 Processor hereby acknowledges and agrees that NEIC is the owner of the NEIC CPS Services including all software and related documents ("NEIC Materials') and all patent, trademark, copyright and other proprietary rights associated with such Services and Materials ("NEIC Proprietary Rights"). NEIC is hereby granting to Processor the right to use the NEIC Materials and NEIC Proprietary Rights without charge solely for the purpose of enabling Processor to perform the CPS Services hereunder. NEIC hereby certifies that it has the right to grant such license to Processor and the grant of such license does not infringe on the rights of any other entity. Processor hereby acknowledges that, except for the limited rights granted to Processor pursuant to this Section 3.1, Processor shall have no rights to any NEIC Materials or NEIC Proprietary Rights.

         3.2 NEIC acknowledges that all concepts, information and materials developed by Processor prior to the commencement and independent of any of Processor's Services hereunder shall remain Processor's property. Further, NEIC acknowledges that during the course of providing services to NEIC, Processor may implement or develop modifications in its methods of providing services to NEIC and the tools, utilities, and other programs and applications it utilizes to provide the services, provided that any such modification shall not (i) diminish or interrupt Processor's Services or (ii) increase NEIC's burdens or expenses in performing the NEIC CPS Services. Such methods, tools, utilities, and other programs and applications, while they may be developed and implemented, as a result of providing services to NEIC, shall be deemed to be improvements in Processor's data center operations and shall be and remain the property of Processor if they are not created specifically for the NEIC CPS Services, provided that NEIC shall have, at NEIC's request, a perpetual royalty free license to use any or all of such methods, tools, utilities and other programs and applications for the NEIC CPS Services after the term of this agreement, subject to any reasonable restrictions imposed by Processor to protect such item from use by a then competitor of Processor other than for the NEIC CPS Services.

         3.3 NEIC shall be deemed the owner from inception of all software, systems and other creative materials (and all modifications of the foregoing) created by Processor specifically for the NEIC CPS Services (the "NEIC Owned Work"). Processor hereby assigns to NEIC any and all ownership rights it may have in any NEIC Owned Work. Processor shall promptly deliver to NEIC upon the completion of any NEIC Owned Work one copy of all documentation and related materials for all such NEIC Owned Work and, if such Work is in the form of software (the "NEIC

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Owned Software"), the source code and documentation related thereto. NEIC shad have the right to use all NEIC Owned Work and make improvements thereon from the effective date of NEIC's ownership of such Work and, except for the limited purpose of using such Work in connection with Processor's Services hereunder, Processor shall have no rights to such Work.

         3.4 From and after the effective date of NEIC's ownership of any NEIC Owned Work, NEIC shall have the exclusive right to copyright any aspect of such Work at any time and Processor shall furnish NEIC all cooperation in connection with such copyright ownership matters, including, without limitation, cooperation in filing copyright registration applications and the execution of all documents confirming NEIC's ownership of NEIC Owned Work.

         3.5 NEIC is hereby granted any and all licenses to the extent required for the utilization by NEIC of the CPS Services.

4.       Exclusivity

         Processor shall be the sole supplier to NEIC for the NEIC CPS Services from the Commencement Date until the termination or expiration of this Agreement. However, in the event that a renewal or extension to this Agreement has not been executed between the parties by July 31, 1996, this provision shall have no further force or effect as of August 1, 1997.

5.       Non-Compete.

         5.1 In recognition of the exclusivity obligation of NEIC under Article 4, the exchange of highly confidential and proprietary material between the parties and the commitment by the parties to participate in the Alliance Program pursuant to Exhibit E attached hereto, Processor hereby agrees that it shall not during the term of this Agreement and for one year thereafter either, directly or indirectly, compete with NEIC in connection with any of the NEIC CPS Services nor shall Processor provide any services to any other entity to assist in any way such entity to compete with NEIC in connection with any NEIC CPS Services; provided, however, that the "and one year thereafter" shall not apply in the event this Agreement is terminated by Processor pursuant to either Section 9.4 or Section 9.5 hereof or if for any reason NEIC ceases to conduct its business which is the subject of this Agreement. Notwithstanding anything to the contrary set forth in this Section 5.1, in the event of any conflict or inconsistency between the terms and conditions of this Agreement and those of the Alliance Program, the terms and conditions of the Alliance Program shall prevail.

         5.2 During the term of this Agreement and for one year thereafter, each party covenants and agrees that it shall not solicit the hiring or retention of services or in fact hire or retain the services of any employee of the other party or, directly or indirectly, induce, or participate or conspire in inducing such employee to terminate his/her employment with the other party, without the prior written consent in each such case of the other party, which consent shall not be unreasonably delayed or withheld.


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6.       Compensation to Processor

         6.1 As full consideration and payment for all of Processor's Services and any and all of the related services and deliverables which may be furnished by Processor in connection therewith (including any and all Processor Services and deliverables with respect to the Project performed or delivered prior to the Execution Date) and all rights granted by Processor to NEIC hereunder, Processor shall be paid the amounts and at the times set forth in Exhibit F attached hereto.

         6.2 Any service performed or license granted by Processor or document or other deliverable furnished by Processor which is not subject to a separate agreement for additional compensation shall be deemed to have been furnished under the terms of this Agreement and, unless expressly set forth herein to the contrary, shall be deemed to be effected without further compensation.

         6.3 All expenses incurred by Processor in connection with the performance of its services hereunder shall not be chargeable to NEIC, unless otherwise expressly set forth in Exhibit F attached hereto.

         6.4 All charges hereunder to NEIC shall be based on an invoice issued by Processor and shall be payable by NEIC within 30 days from the date of receipt by NEIC of such invoice. NEIC shall have the right to set off against any moneys due on any invoice issued by Processor hereunder the value of any claim by NEIC against Processor then outstanding. Processor reserves the right to assess a late payment charge equal to 0.5% (one half percent) per month or the maximum permitted by applicable law, whichever is less, on any balance of any amount which is not disputed by NEIC and which is past due.

         6.5 Processor shall, upon request of NEIC, provide from time to time any documents which NEIC may reasonably request to verify the accuracy of any invoice submitted by Processor to NEIC hereunder and no invoice shall be deemed submitted to NEIC until such request is satisfied.

         6.6 All charges by Processor are exclusive of duties or federal, state or local excise, sales, use and similar taxes (excluding any such taxes imposed on Processor' income) imposed on the services performed and deliverables presented by Processor hereunder, regardless of whether or not such taxes or duties are stated on an invoice. NEIC shall pay for such taxes or duties pursuant to an invoice from Processor.

7.       Default of Services

         7.1 In the event of any failure of the CPS Services to perform to any Service Level under Exhibit B attached hereto, which failure comes to Processor's attention or is reported by NEIC, Processor shall immediately put into effect the Escalation Procedures set forth on Exhibit C attached hereto. In the event that the failure to satisfy Service Levels is not a Material Failure Divergence as defined in Exhibit B-1, NEIC shall present the problem promptly to the project



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executives for resolution. In the event that the project executives cannot successfully resolve the problem within ten business days, NEIC shall present the problem for resolution at a specially requested meeting of the MRB, which meeting shall occur within ten business days of NEIC's request for such meeting. If such meeting does not resolve the problem and the failure of the CPS Services is not corrected within 30 days after such failure first comes to Processor's attention or is reported by NEIC, the failure shall be deemed a Material Failure Divergence and Section 7.2 shall apply.

         7.2 In the event that Processor has failed to provide services in accordance with the Service Levels and such failure is a Material Failure Divergence as defined in Exhibit B-l attached hereto or Section 7.1, NEIC shall furnish to Processor by notice a demand that Processor correct the problem within 30 days. On or before the end of such 30-day period, Processor shall give NEIC notice that either the problem is resolved or that Processor cannot resolve the problem. If Processor gives notice to NEIC that the problem is resolved, then Processor shall have an additional 30 days to demonstrate compliance with the Service Levels. If Processor either has failed to give timely notice that the problem is resolved or fails to timely demonstrate compliance with the Service Levels after such notice, then NEIC may within 20 days thereafter give notice of termination of this Agreement to Processor, such termination to be deemed a termination for cause and to be effective on the date so specified in NEIC's notice. The remedies provided to NEIC hereunder shall not be exclusive, and NEIC shall have the right to seek any other remedies available to it by law or equity.

         7.3 Processor shall furnish to NEIC upon demand performance, capacity and other measurement information and shall furnish reasonable access to Processor's facilities, records and personnel as NEIC may reasonably require in order to enable NEIC to identify, analyze, monitor or evaluate any suspected problem in the performance by Processor of any of its services under this Agreement.

8.       Warrants and Liabilities

         8.1 Processor warrants that its hardware, operating system, software, network customer service procedures and other systems and deliverables furnished hereunder will be operated and managed to achieve the Service Levels.

         8.2 Processor shall at all times during the term of this Agreement satisfy the insurance obligations set forth on Exhibit G hereto.

         8.3 Neither party will be responsible for delays or failures in performance resulting from acts or events beyond its control, whether foreseeable or not, including, but not limited to acts of nature, governmental actions, fire, labor difficulties or shortages, civil disturbances, transportation problems, interruptions of power, supply or communications or natural disasters ("Force Majeure Events"), provided such party takes reasonable efforts to minimize the effect of such acts or events. Nothing contained herein shall relieve Processor from performing the Disaster Recovery Program pursuant to Section 1.2.4, unless the failure or delay in performance of such



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Program is itself the result of a Force Majeure Event, provided Processor uses its best efforts to minimize the effect of such Force Majeure Event.

         8.4 Processor warrants that the use by NEIC of the services and deliverables of Processor hereunder shall not infringe on the patent, trademark, copyright, trade secret or other proprietary right of any other entity. It is understood however that (i) the assertion of a claim of infringement by another entity shall not alone constitute a breach of this warranty and (ii) Processor shall not be deemed to have breached this warranty, if Processor effects any of the actions set forth in (i), (ii), or (iii) of the last sentence of this section in response to an assertion of a claim of infringement. Processor shall defend, at its expense, any action or claim brought against NEIC to the extent that it is based upon a breach of such warranty or a claim that any system or creative component or material furnished as part of Processor's Services or used by Processor in connection therewith or any portion of the foregoing, when used as contemplated by the Agreement infringes a United States patent, trademark or copyright or violates any third party trade secret or other proprietary right and Processor shall pay all costs and damages (including reasonable attorneys fees and expenses) incurred by NEIC in connection with or resulting from such action or claim, including a settlement or final award against NEIC in connection therewith, provided that Processor is given prompt notice of such action or claim and is given all applicable information in NEIC's possession, reasonable assistance (at Processor's expense) from NEIC in connection therewith and sole authority to control, defend or settle the matter. Without limiting the foregoing, if any such action is brought or claim asserted, or in Processor's opinion is likely to be brought or asserted, then Processor may, at its election
(i) obtain for NEIC the right to continue using such infringing item, (ii) replace or modify such infringing item so that it becomes noninfringing, or
(iii) if such remedies are not reasonably available, discontinue the use of such infringing item, provided any such action shall not relieve Processor of any of its performance obligations hereunder. Notwithstanding the foregoing, Processor shall have no obligation to defend, or assume any expenses, or pay any settlement or damages that result from, or would not have occurred but for, NEIC's use (other than a use disclosed in the Contract Documents) of the infringing item(s) in combination with any service, program, system, creative component or material not furnished by Processor or in a manner for which they were not designed.

         8.5 NEIC shall defend, at its expense, any action or claim brought against Processor to the extent that it is based upon a claim that any software or creative component or material furnished by NEIC to Processor for use by Processor hereunder in connection with the CPS Services or any portion of the foregoing, when used as contemplated by this Agreement infringes a United States patent, trademark or copyright or violates any third party trade secret or other proprietary right, and NEIC shall pay all costs and damages (including reasonable attorney's fees and expenses) incurred by Processor in connection with or resulting from such action or claim, including a settlement or final award against Processor in connection therewith, provided that NEIC is given prompt notice of such action or claim and is given all applicable information in Processor's possession, reasonable assistance (at NEIC's expense) from Processor in connection therewith and sole authority to control, defend and settle the matter. Without limiting the foregoing, if any such action is brought or claim asserted, or in NEIC's opinion is likely to be brought or asserted, then NEIC may, at its election (i) obtain for Processor the right to continue using such infringing item, (ii) replace or modify such infringing item so that it becomes non-



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infringing, or (iii) furnish a replacement for such infringing item to perform the function of such item. If such remedies are not reasonably available, NEIC shall permit Processor to discontinue the use of such infringing item and any portion of the CPS Services dependent thereon and Processor shall be relieved of its obligations with respect to such portion of the CPS Services.

         8.6 Processor shall indemnify and hold NEIC harmless from any damage, liability, cost or expense, including reasonable attorneys fees and expenses, resulting from any and all suits, claims or demands of or by any of Processor's employees, agents or consultants or resulting from any and all suits, claims and demands based upon any negligent or other wrongful act or omission on the part of Processor, its subcontractor, consultants, employees, servants or agents. NEIC shall indemnify and hold Processor harmless from any damage, liability, cost or expense, including reasonable attorneys' fees and expenses, resulting from any and all suits, claims or demands of or by any of NEIC's employees, agents or consultants or resulting from any and all suits, claims and demands based upon any negligent or other wrongful act or omission on the part of NEIC, its subcontractor, consultants, employees, servants or agents.

         8.7 NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOST SAVINGS OF SUCH PARTY OR ANY THIRD PARTY) HOWEVER CAUSED (OR ON ANY THEORY OF LIABILITY) UNLESS AS A RESULT OF WILLFUL MISCONDUCT BY SUCH PARTY, INCLUDING WITHOUT LIMITATION, INTENTIONAL FRAUD. NOTHING CONTAINED HEREIN, HOWEVER, SHALL LIMIT PROCESSOR'S LIABILITY TO NEIC FOR NEIC'S LIABILITY, COST OR EXPENSE (INCLUDING WITHOUT LIMITATION, NEIC'S REASONABLE ATTORNEY'S FEES AND EXPENSES) RESULTING FROM A CLAIM OR ACTION BY A CUSTOMER OF THE NEIC CPS SERVICES AGAINST NEIC FOR THE DIRECT DAMAGES OF SUCH CUSTOMER FROM SUCH SERVICES.

         8.8 IN NO EVENT SHALL THE LIABILITY (OTHER THAN LIABILITY FOR DAMAGE TO PERSON OR TANGIBLE PROPERTY) OF EITHER PARTY ARISING OUT OF THIS AGREEMENT EXCEED THE GREATER OF SIX MILLION DOLLARS ($6,000,000) OR THE TOTAL REVENUES RECEIVED BY PROCESSOR FROM NEIC HEREUNDER DURING THE TWO (2) YEARS PRECEDING THE ASSERTION OF THE CLAIM ON WHICH THE LIABILITY IS BASED.

         8.9 THE WARRANTIES AND SERVICE LEVELS SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, USE, AND FITNESS FOR A PARTICULAR PURPOSE.

9.       Term, Termination and Termination Rights

         9.1 Subject to earlier termination as set forth elsewhere in this Agreement, the terms of this Agreement and the rights and obligations of the parties hereunder shall commence on the Execution Date (it being understood however that the obligations of Processor to perform actual


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processing Services shall not commence until the Commencement Date) and shall end at the close of business on January 31,1997. For all purposes of this Agreement, the "term" of this Agreement shall mean the period this Agreement is in effect, including any extensions hereof.

         9.2 During the period commencing February 1, 1996 through July 31, 1996, the parties will meet to negotiate an extension or renewal of this Agreement, provided this Agreement is then in effect. Nothing contained herein, however, shall obligate either party to extend or renew this Agreement.

         9.3 If this Agreement is not extended or renewed by July 31, 1996 or upon notice of the earlier termination of this Agreement for any reason, Processor shall (i) provide accurately, efficiently and promptly at NEIC's request, all reasonable support, information and assistance (including use of all software, software tools, material and assistance) at the then applicable Time and Materials Rate determined pursuant to Exhibit F attached hereto (but in no event for an aggregate charge in excess of $100,000, provided that if Processor reasonably determines that the services required of Processor under this Section 9.3 ("Processor's Migration Services") will result in a charge in excess of $100,000, Processor shall promptly after reaching such determination give notice to NEIC of such determination which notice shall include an estimate of the then proposed charge for Processor's Migration Services and Processor shall then not be obligated to perform such Services of a value in excess of $100,000 and Processor shall not charge NEIC for such Services in excess of $100,000, unless NEIC shall have authorized such charge in writing in advance) as requested by NEIC to effect the conversion from Processor to a replacement processing source and to enable NEIC or such source to operate the NEIC CPS Services with any NEIC Owned Work, (ii) assign, transfer and deliver to NEIC title to all NEIC Owned Work and all documentation, materials and source code(s) related thereto which had not previously been assigned or delivered to NEIC and
(iii) promptly return to NEIC any and all software, materials and documentation which NEIC may have furnished to Processor pursuant to this Agreement. Upon the expiration or termination of this Agreement for any reason, NEIC shall return to Processor any and all Processor confidential and proprietary information in NEIC's possession, including but not limited to those items described in Section
3.2 as being the property of Processor, and NEIC shall remain obligated to compensate Processor pursuant to the terms of this Agreement for all of Processor's Services provided to the date of termination.

         9.4 Subject to any applicable provisions of bankruptcy law, either party may terminate this Agreement (which termination shall be deemed for cause) in the event of suspension of the other's business, insolvency, institution of bankruptcy (voluntary or involuntary) or liquidation proceedings, appointment of a trustee or receiver for such party's property or business, or any assignment, reorganization or arrangement for the benefit of creditors.

         9.5 Except for termination based on failure to meet Service Levels which is governed by Section 7.2, if either party shall at any time commit any material breach of any covenant, warranty or agreement herein contained and shall fail to set remedy such material breach within 30 days after notice thereof, or if such breach is not capable of such remedy within such 30 day period, shall fail to promptly commence such remedy and pursue it diligently, the other party may at its option, and in addition to any other remedies that it may be entitled to, terminate this

Agreement for cause by notice to such effect with the effective date of such termination to be the date set forth in such notice but with respect to such termination by Processor (unless such termination is the result of a default in payment by NEIC of any undisputed amounts hereunder) in no event earlier than six months from the date of such notice.

10.      Confidentiality

         10.1 Each party shall retain in confidence the terms of this Agreement and any and all confidential or proprietary information delivered or owned by or regarding the other party, which information is marked confidential (all of which are hereinafter called "Confidential Information"). For this purpose, NEIC's Confidential Information hereunder shall include confidential or proprietary information delivered or owned by or regarding any customer of NEIC which information is marked "Confidential." Each party shall make no use of Confidential Information of the other party except pursuant to the terms of this Agreement. Such Confidential Information shall not be disclosed to any person other than one for whom such knowledge is reasonably necessary for the proposes of this Agreement and then only to the degree such disclosure is so necessary and only if the recipient has agreed to be bound by the provisions of confidentiality set forth herein. Such Confidential Information shall be protected by each party in a manner which shall be no less protective than the manner in which such party protects its own Confidential Information. This subsection is in addition to the obligations imposed by law and by the Contract Documents on Processor to prevent unauthorized disclosure of transaction information processed hereunder.

         10.2 Notwithstanding the foregoing, this Agreement imposes no obligations of confidence and nondisclosure or restrictions of use with respect to any Confidential Information to the extent such Confidential Information (i) is in the public domain, (ii) is known to the recipient as evidenced in writing without an obligation of confidence prior to the time of release to the recipient, (iii) is required to be disclosed pursuant to an order of a United States court or other duly constituted administrative tribunal within the United States, provided that the party subject to such order gives reasonable advance notice of such order and a reasonable opportunity to contest such order to the party which disclosed the Information subject to such order, (iv) is rightfully received from a third party without a duty of confidentiality, or (v) as evidenced in writing, is independently developed by the recipient.

         10.3 The parties hereby acknowledge that any breach by either of them of their respective obligations under Section 10.1 will cause irreparable harm to the other party for which its remedies at law will be inadequate and that in the event of any such breach or threatened breach, the party harmed by such breach or threatened breach shall be enticed to equitable relief (including, without limitation, injunctive relief and specific performance) in addition to other remedies provided under this agreement or available at law.

11.      Dispute Resolution

         11.1 Any controversy arising out of, or relating to, this Agreement (other than a termination for breach or breach of confidentiality pursuant to Sections 7.2, 9.5 or 10.1) shall be referred to the respective NEIC and Processor project executives who will endeavor to resolve the controversy. If the project executives do not reach resolution within ten (10) business days from the date of referral, the controversy shall be referred to the Presidents of the respective parties who will endeavor to resolve the controversy within ten (10) business days.

         11.2 Subject to the provisions of Section 11.1, if either party concludes in good faith that amicable resolution through continued negotiation as aforementioned does not appear to be likely in a timely manner, then such party may demand, with at least fifteen (15) business days notice to the other party, that the controversy be settled by arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association ("Association") to the extent that such rules do not conflict with any provisions of this Agreement. The arbitration shall be held before a panel of three arbitrators selected pursuant to the rules of the Association. Meetings of the arbitrators shall be at such place or places as they may reasonably select. The fees and expenses of filing a dispute with the Association shall be shared equally by the parties, subject to final apportionment by the arbitrators. Any award, order or judgment pursuant to arbitration shall be deemed final and may be entered and enforced in any state or federal court of competent jurisdiction. Each party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of such award, order or judgment. The arbitrators shall not have the authority or power to amend, add to or subtract from the terms and conditions of this Agreement. Nothing contained in this
Section 11.2 however shall foreclose either party from seeking court action immediately for equitable relief as available pursuant to this Agreement or applicable law.

12.      General Provisions

         12.1 This Agreement and any interest herein shall inure to the benefit of, and be binding upon, the successors, legal representatives and permitted assigns of the parties hereto. Notwithstanding the foregoing, this Agreement may not be assigned, subcontracted or transferred (by operation of law or otherwise) by either party without the prior written consent of the other.

         12.2 All notices required by or relating to this Agreement shall be in writing and shall be sent to the parties to this agreement at the addresses set out below, as such addresses may be changed from time to time in accordance with the notice procedures set forth in this section, and all such notices shall be in writing signed by an officer of the notifying party and delivered personally or by overnight courier service or sent by registered or certified mail, charges prepaid, to the address then prevailing:

If to NEIC:                National Electronic Information Corporation
                           500 Plaza Drive
                           Secaucus, New Jersey 07094
                           Attn: President and Chief Executive Officer

If to Processor:           GTE Data Services Incorporated
                           One East Telecom Parkway
                           Post Office Box 290152
                           Temple Terrace, Florida  33687

                           Attn: Vice President - Commercial Services DC B3-E With a courtesy copy to the attention of the Law Department DC B3-E

All such notices shall be deemed given when so delivered or four days after the date of mailing, whichever occurs first.

         12.3 The failure of any party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion, shall not constitute or be deemed a waiver of that party's right to exercise any rights hereunder or to enforce each and every term of this Agreement. No waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by an executive officer of the party charged with such waiver, and such waiver shall be strictly limited to the terms of such writing.

         12.4 A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions of this Agreement. To the extent that the applicable law which makes any provision of this Agreement invalid or unenforceable may be waived, such applicable law is hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with all of its terms. In any event, the parties hereby agree to use their best efforts to replace any unenforceable or invalid provision with a provision incorporating the substance of said unenforceable or invalid provision but which would be enforceable under the laws of the applicable jurisdiction.

         12.5 Each party shall comply with any applicable law or any industry practice and shall secure any authorization required by applicable law, industry practice, or otherwise in connection with the activities for which it is responsible under this Agreement. Without limiting the foregoing, Processor shall comply with all obligations (including the execution of any and all amendments hereto) imposed by an applicable governmental regulatory authority on subcontractors to the extent this Agreement is deemed to be under the jurisdiction of such authority. The parties understand that software, associated documentation and technical data which may be provided by either party to the other hereunder may be regulated by the Government of the United States, and each party shall abide by all relevant laws and regulations relating to same. Each party shall furnish to the other party, upon request, any certification or other evidence reasonably required by such other party to confirm compliance with the obligations of this subparagraph.

         12.6 If either party issues a purchase or sales order or invoice pursuant to this Agreement, it is agreed that such document shall not amend, add to or otherwise alter or detract from the terms and conditions of this Agreement. All standard terms, conditions, or provisions which may appear on any such order or invoice issued pursuant to this Agreement shall, to the extent inconsistent with the terms and conditions of the Contract Documents, be of no force or effect.

         12.7 In addition to any other liability of a party hereunder as a result of a breach of any of such party's obligation hereunder, such party shall also be liable for all reasonable attorneys fees and expenses incurred by the other party as a result of such breach

         12.8 Except as expressly otherwise set forth in this Agreement, Processor shall have no rights or interests in the NEIC CPS Services or any materials, documentation or proprietary information related thereto and NEIC shall have full and complete authority and responsibility in its sole discretion with respect to the development, marketing, promotion and sale of the NEIC CPS Services.

         12.9 The employees and agents of Processor and NEIC shall each, while on the site of the other or of a customer of NEIC hereunder, comply with all rules and regulations of such site then in effect.

         12.10 The parties acknowledge and agree that they are acting hereunder as independent contractors and thus neither party is authorized to or shall bind or make any commitment on behalf of the other party, except as may be expressly authorized in writing in advance by such other party. Without limiting the foregoing, NEIC shall have no responsibility for the payment of employee related obligations with respect to persons performing any of Processor's Services hereunder, including, but not limited to, federal and state unemployment insurance, federal and local payroll taxes, and any similar levies now or hereafter imposed by any federal, state, county or local government.

         12.11 The Equal Employment Opportunity Clause in Section 202, Paragraphs 1 through 7, of Executive Order 11246, as amended, relative to Equal Employment Opportunity, and the implementing Rules and Regulations of the Office of Federal Contract Compliance, are incorporated herein by specific reference.

         12.12 Without limiting Section 10.1 and except for intracompany bulletins and communications, neither Processor nor NEIC shall make or authorize any news release, advertisement, or other disclosure which shall deny or confirm the existence of this Agreement, including any information contained within this Agreement, without the prior written consent of the other party, except that NEIC shall have the right to make any such disclosure without Processor's consent as is reasonably required for the performance of the NEIC CPS Services.

         12.13 Captions to Articles of this Agreement are for convenience only and shall not be used for interpretation of this Agreement. Words in the singular shall also mean the plural and words in neutral, masculine or feminine genders shall also mean the other genders.

         12.14 The validity, enforcement and interpretation of this Agreement shall be in accordance with the laws of the State of New Jersey (excepting its conflicts of laws principles).

13.      Entire Agreement

         This Agreement, together with the Contract Documents, constitute the entire agreement between the parties with respect to its subject matter, and shall supersede all prior agreements, representations, negotiations, submitted documents or drafts and discussions (whether written or oral) between the parties with respect to said subject matter. This Agreement shall not be varied or terminated (other than as expressly set forth herein) except by an instrument in writing of subsequent date executed by an executive officer of NEIC and an executive officer of Processor.

         BY WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused it to be executed in their names and on their behalf by their duly authorized representatives at Secaucus, New Jersey, on this 10th day of September, 1993.

GTE DATA SERVICES INCORPORATED             NATIONAL ELECTRONIC
                                           INFORMATION CORPORATION

BY: /s/ Douglas B. Hill                    By: /s/ Kenneth J. O'Donnell
    -------------------------------            ---------------------------------

Name: /s/ Douglas B. Hill                  Name:  Kenneth J. O'Donnell
      -----------------------------              -------------------------------

Title: V.P. Commercial Services            Title: President and CEO
       ----------------------------               ------------------------------

                                    EXHIBIT A

                           PROCESSOR'S PROPOSAL NOTES

Claims Processing System (CPS) Proposal                    April 26, 1993

Proposal Update                                            May 14, 1993

Proposal Update with Processor's Service Level             June 17, 1993
Agreement Document

NEIC Final Response                                        July 30, 1993

Proposal Update                                            August 24, 1993

Proposal Update                                            August 26, 1993

Processor Proposal document on end user                    September 10, 1993
telecommunications software

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT B
                                 SERVICE LEVELS

1. Network and Telecommunications: Processor shall incur no more than [ ]* busy signals/blocked calls during the Scheduled Hours of Availability. The overall dial-in performance criteria is for [ ]* of all calls to be successfully completed.

         The network availability criteria is [ ]* of the time for the telecommunications circuits used in support of NEIC CPS Services.

2. System Availability: The CPS System is scheduled to be available 24 hours a day, seven-days a week, except during (i) time when Processor is performing emergency hardware or software maintenance and (ii) time when Processor is performing operating system maintenance or implementing major hardware or software reconfigurations and in either case has given NEIC at least forty-eight (48) hours advance notice.

         The CPS System shall incur no more than [ ]* downtime during the Scheduled Hours of Availability. NEIC may request that the CPS System be made available at times outside the scheduled Hours of Availability. Requests for such additional services will (i) be made at least forty eight (48) hours in advance, (ii) be provided to the extent that they do not interfere with Processor's other commitments pursuant to this Agreement or other commercial operations and (iii) not be included in the determination of associated downtime.

*3. TSO Response Time: All interactive response times are "queue-to-queue" times within the servicing CPU and shall be determined by Processor using industry standard measurement facilities technically suited to each type of service. Processor shall provide a response within [ ]* seconds for at least [ ]* of the TSO transactions run.

*4. MVS Batch Response Time: NEIC shall supply a list (Exhibit B-2) of on-going job names that are used in the production version of the NEIC CPS Services. This list will be reviewed at each MRB. Processor will provide at each MRB a report demonstrating the response time for those MVS batch jobs on the list supplied by NEIC. Response time shall be determined by the amount of elapsed time from entry into the input queue to, but not including, execution on the selected host processor. Processor shall provide the following response times for at least [ ]* of the MVS Batch jobs run: five (5) minutes for jobs requiring no setup and fifteen (15) minutes for jobs requiring a setup.

* All measurements under Sections 1, 2, 3 and 4 above shall be measured, documented and reported to NEIC on a monthly basis.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                EXHIBIT B (cont.)
                                 SERVICE LEVELS

5. Non-Catastrophic Component Failure: For each of the critical components NEIC has identified, Processor shall perform a recovery of each of these components within the specified time frames listed below:

         A.       DASD Failure

                  In the event of a failure of a single DASD, the DASD recovery shall have NEIC switched to an alternative DASD within [ ]*. The [ ]* window will begin at the time of the failure.

         B.       CPU Failure

                  In the event of a total CPU failure, the CPU recovery shall have NEIC switched to an alternative CPU within [ ]*. The [ ]* window will begin at the time of the failure. The processing will be moved only in the event that the total outage is expected to exceed [ ]*.

         C.       FEP Failure

                  In the event of an FEP failure, the FEP recovery shall have NEIC switched to an alternative FEP within [ ]*. The [ ]* window will begin at the time of the failure. The processing will be moved only in the event that the total outage is expected to exceed [ ]*.

6. Disaster Recovery as described in Section III.4.2.A.6(e) in the Processor's Proposal dated April 26, 1993, with the exception that the Service Level for Disaster Recovery is modified such that Processor shall complete Stage 4 (Business Functions Restoration) within [ ]* of the declaration of a disaster in Stage 1 (Damage Assessment) as indicated in Figure II-21 of the Processor's Proposal dated April 26,1993.

7. Migration Services: Processor shall complete migration of CPS Services from EDS to GTEDS no later that February 1, 1994. Processor agrees to pay NEIC for all of NEIC's expenses and liabilities resulting from delays in meeting the migration deadline to the extent that such delay is caused by Processors failure to perform.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT B-1
                                 SERVICE LEVELS

                                     BASIC SERVICE LEVEL              MATERIAL FAILURE DIVERGENCE
                                     -------------------              ---------------------------

Busy Signal/Block calls                     [       ]*                          [       ]*

Overall dial-in Performance of
all calls to be successfully                [       ]*                          [       ]*
completed

Network Availability                        [       ]*                          [       ]*

CPU Availability                            [       ]*                          [       ]*

TSO Response Time                           [       ]*                          [       ]*

MVS Batch Response Time:

         No Setup Required                  [       ]*                          [       ]*

         Setup Required                     [       ]*                          [       ]*

Non-Catastrophic Failure
Recovery Time:

         DASD Failure                       [       ]*                          [       ]*
         CPU Failure                        [       ]*                          [       ]*
         FEP Failure                        [       ]*                          [       ]*

                                   EXHIBIT B-2


                                                                        CLAIM
  HCDS                          MCDS/DCDS                               STATUS
  ----                          ---------                               ------
#NEH1035                        #NEM2005                                #NECINIT
#NEHDALY                        #NEMDALY                                #NEHCSUP
#NEHSUBM                        #NEMSUBM                                #NEMCSUP
#NEHCARR                        #NEMCARR                                #NEHCLMS
#NEHRPTS                        #NEMRPTS                                #NEMCLMS
#NEHMOND                        #NEMMOND
$NEHSUBO                        $NEMSUBO
$NEHNRPT                        $NEMNRPT
$NEHRPT1                        $NEMRPT1
$NEHRPT2                        $NEMRPT2
$NEHRPT3                        $NEMRPT3
$NEHRPT4                        $NEMTRAV
#NEHTAPE                        #NEMTAPE
$NEH1111                        $NEM1111
$NEHSMS1                        $NEMKEPA

                                    EXHIBIT C

                              ESCALATION PROCEDURES

         The parties agree to adhere to the problem reporting and escalation procedures described in Sections V and Vl of Processor's "NEIC Service Level Agreement," document dated June 17, 1993.

                                    EXHIBIT D

                            DISASTER RECOVERY PROGRAM

         The parties agree to adhere to the Disaster Recovery procedures and actions described in Section III.4.2.A.6 (e) of the Processor's Proposal dated April 26,1993 with the modification described in EXHIBIT B. (Service Levels) of this agreement.

                                    EXHIBIT E

                        JOINT MARKETING/ALLIANCE PROGRAM

         The parties agree to develop by November 1, 1993, a "GTEDS/NEIC Joint Marketing Plan for 1994" that will be based on but not limited to Processor's responses dated July 30, 1993 to questions 1 and 2 of the RFP Final Round Questionnaire. This plan will obligate both parties to specific actions to identify, develop and implement projects to increase business volume for both parties.

         The parties agree to develop and implement equally aggressive plans for 1995,1996 and any additional year during an extension of this agreement, if any.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT F
               PROCESSOR CHARGES INCLUDING TIME AND MATERIAL RATES

1.       CHARGES FOR PROCESSOR'S SERVICES

                           Charge per Claim* Schedule



        Volume Level
  Within Each Contract Year                               Charge per Claim**
  -------------------------                               ------------------
         [       ]*                                            [     ]*
         [       ]*                                            [     ]*
         [       ]*                                            [     ]*
         [       ]*                                            [     ]*
         [       ]*                                            [     ]*

* Claims are counted as they enter the validation programs of NEIC's system for the NEIC CPS Services. In the event of a rerun of any portion or all of such system, for whatever reason, claims are counted only once for each processing cycle.

** The Charge Per Claim covers all telecommunications and data center services required to process the NEIC CPS Service claims and Claim Status transactions associated with such claims. It also includes the Non-Transaction Services falling within the average usage projections in the NEIC RFP for such Services. Only in the event Non Transaction Services exceed such average will the charges set forth in Item 2 below apply. In addition, NEIC agrees to pay a start up surcharge of [_____]* per claim for each of the first [ ]* claims processed through the CPS System under this agreement.

2. CHARGES FOR NON-TRANSACTION COMPUTER PROCESSING SERVICES CPU Processing (include associated telecommunications usage for NEIC CPS Service users)*

         Prime Time*                                  $[     ]*
         Non-prime Time                               $[     ]*
         Direct Access Storage                        $[     ]*
         Magnetic Tape/Cartridge Storage              $[     ]*
         Magnetic Tape/Cartridge Mounts               $[     ]*
         Magnetic Tape/Cartridge Purchase             $[     ]*
         Printing at GTEDS
         Printer Utilization                          $[     ]*

         * Prime time is defined as 9.00 a.m. to 4:00 p.m. at the Processor's Data Center, Monday through Friday.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION.

                                EXHIBIT F (cont.)

               PROCESSOR CHARGES INCLUDING TIME AND MATERIAL RATES

3.       CHARGES FOR SERVICES OTHER THAN CPS SERVICES OR NON-
         TRANSACTION PROCESSING SERVICES

         Dial Access

Prime Time Connect Hour                               [       ]*
Non-prime Time Connect Hour                           [       ]*
Communication Ports - 9,600 Baud                      [       ]*
                    - 56,000 Baud                     [       ]*
Outsourcing

Systems Programing                                    [       ]*
Systems Consulting                                    [       ]*

                                    Exhibit G

                             INSURANCE REQUIREMENTS


Workers Compensation:               Coverage equal to statutory limit in the
                                    state where business is conducted.

General Liability:

         Bodily Injury              $3,000,000 per occurrence
         Property Damage            $3,000,000 per occurrence

NEIC shall be named as an additional insured. The insurance will provide that it may not be canceled or changed without ten (10) days prior notice to NEIC. A certificate evidencing the above insurance shall be presented from time to time at NEIC's request.

                                    Exhibit H

                           ADDITIONAL PERFORMANCE TERM

1. IMPROVEMENT AND GENERAL ADMINISTRATION: Processor may, upon reasonable notice to NEIC, designate and make changes in rules to operation, teleprocessing protocols, accessibility periods, customer identification procedures, type of terminal equipment, type and location of system and service equipment, system programming languages, and designation of the particular Processor's Data Processing Center serving the NEIC at any particular address, provided that any such change shall not (i) diminish or interrupt Processor's Services or (ii) increase NEIC's burdens or expenses in performing the NEIC CPS Services.

2. FILE SECURITY: Processor will provide security, back-up, and recovery services to protect NEIC's data to the extent that Processor normally protects its own stored files and those of its other commercial customers. Processor reserves the right to issue and change regulations and procedures from time to time to improve such protection provided that such issuance or change shall not (i) diminish or interrupt Processor's Services or (ii) increase NEIC's burdens or expenses in performing the NEIC CPS services. NEIC assumes full responsibility for selection and use of any code or password as may be permitted or required by the particular service involved. Processor shall not be required to reconstruct any files, data, or programs which may, for any reason, have to be re-entered into the system, unless reconstruction is required due to a negligent or other wrongful act or omission on the part of Processor.

                     Second Amendment to the Processing and
                            Service Agreement between
                   National Electronic Information Corporation
                       and GTE Data Services Incorporated


         The Processing and Service Agreement entered into as of September 10, 1993 (hereinafter called the "Agreement") by and between National Electronic Information Corporation (hereinafter called "NEIC") and GTE Data Services Incorporated (hereinafter called "GTEDS"), the November 18, 1994 Letter Amendment to the Processor Proposal letter of September 10, 1993 forming part of the Agreement (hereinafter called the "Letter Amendment"), the First Amendment to the Agreement executed as of January 4, 1995 (hereinafter called the "First Amendment") and Supplement No. 1 to the First Amendment dated as of June 28, 1995 (hereinafter called the "Supplement"), all hereinafter called the "Contract", are hereby modified, as applicable, by the following:

         1.       Term of Agreement

                  The term of the Agreement as set forth in Section 9.1 thereof is hereby extended through the close of business on December 31, 1998, provided that NEIC shall have the right in its sole discretion by notice to GTEDS given no later than October 1, 1997 to effect premature termination of the Agreement and the rights and obligations of the parties under the Agreement effective at the close of business on June 30, 1998. In the event NEIC effects such premature termination, NEIC shall pay GTEDS upon the effective date of such termination $50,000 per month for each month or portion thereof from the date of actual termination through December, 1998.

         2.       Exclusivity

                  Section 4 of the Agreement regarding exclusivity is hereby changed so that such Section shall have no force or effect during the last six months of the term of the Agreement as set forth in Section 1 of this Amendment, i.e. January 1, 1998 through June 30, 1998 if a premature termination is effected by NEIC pursuant to Section 1 of this Amendment or July 1, 1998 through December 31, 1998 if no such premature termination is effected by NEIC.

         3.       Non-Competition

                  The obligations of non-competition imposed on GTEDS pursuant to Section 5.1 of the Agreement are hereby modified such that GTEDS may provide services to or assist in any way an entity which competes with NEIC provided, however, that GTEDS shall ensure that any information, expertise or other capabilities acquired by GTEDS solely through its performance of the Contract in connection with NEIC CPS Services shall not be utilized for services or assistance to such entity.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

         4.       Right of Refusal

                  In the event that NEIC intends to outsource the CPS Services upon the termination of the Agreement, NEIC shall allow GTEDS to participate in the bid process. In the event that GTEDS presents a proposal in conformity with such bid process and an alternative proposal is preliminarily selected for award by NEIC, NEIC shall furnish to GTEDS the business terms and conditions of the preliminarily selected proposal and GTEDS shall have 15 days within which to match such proposal by notice to NEIC. If GTEDS matches such proposal, it shall be awarded the contract. If GTEDS fails to give timely notice to NEIC that it shall match the preliminarily selected proposal or fails within a reasonable time to conclude a contact with NEIC pursuant to its terms, the restrictions of this Section 4 shall automatically expire. Furthermore, the restrictions of this
Section 4 shall not apply in the event that NEIC decides to have the CPS Services following termination of the Agreement performed by NEIC, Envoy Corporation, or any affiliate thereof.

         5.       Pricing

                  A. Item 1 of Exhibit F of the Agreement is hereby deleted in its entirety and replaced with the following:

"1. CHARGES FOR PROCESSOR'S SERVICES

         The per claim/encounter fee shall be as follows for transactions submitted to GTEDS for processing under the Agreement during the following calendar years:

         Calendar Year              Charge Per Claim/Encounter
         -------------              --------------------------

             1996                           [      ]*
             1997                           [      ]*
             1998                           [      ]*

         The foregoing prices shall be further discounted by [____]* for each [____]* reduction in the amount of GTEDS data center and telecommunications resources required to process claim/encounter transactions as such reduction is determined pursuant to the measurement criteria and Base Line Resources Usage Ratio set forth in Exhibit A (hereinafter called the "Base Line"). Subject to Section 6B of this Amendment, the measurement period for 1996 will be the actual Usage Ratio as defined in Exhibit A (hereinafter called "Usage Ratio") for the period of April through December 1996, the measurement period for 1997 will be the Usage Ratio for that full year and the measurement period for 1998 will be the actual Usage Ratio for that full-year. Discounts will be awarded retroactively for all claims/encounter transactions of the applicable year as soon as the amount of such discount can be calculated and the full value of the aggregate discount so calculated shall

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

         be applied as a credit to the next invoice(s) issued to NEIC hereunder. Notwithstanding the foregoing, the maximum discount applied to claims/encounters of 1996 shall be [ ]*, the maximum discount applied to claims/encounters of 1997 shall be [ ]* and the maximum discount applied to claims/encounters of 1998 will be [ ]*.

         If the actual Usage Ratio determined for claims/encounters of any year exceeds the Base Line, the price for claim/encounter transactions of the following year shall be surcharged by [ ]* for each [ ]* of such Usage Ratio increase, provided that such surcharge shall be limited to a maximum of [ ]* for claims/encounters of 1997 and [ ]* for claims/encounters of 1998. In the event that the actual Usage Ratio in 1998 exceeds the Base Line and NEIC has not renewed the Agreement or in any way retained GTEDS for like services beyond 1998, NEIC will, within 90 days of the actual termination date, pay GTEDS a surcharge equal to [ ]* for each [ ]* of increased actual Usage Ratio over the Base Line up to a maximum of [ ]* of the 1998 price per claim/encounter times the actual number of claims/encounters processed in 1998.

         Claims/encounters are counted as a claim subject to fee hereunder as they enter the validation programs of NEIC's system for the NEIC CPS Services. In the event of a rerun of any portion or all of such system, for whatever reason, the applicable claims/encounters shall be counted only once for each pricing processing cycle.

         The charges set forth in this Section cover all telecommunications and data center services required to process the NEIC CPS Service claims/encounters and Claim Status transactions associated with such claims/encounters, including, without limitation, Tymnet surcharges referenced in Exhibit A to the Letter Amendment which shall no longer be imposed commencing January 1, 1997. These charges also include the Non Transaction Services falling within the Monthly Threshold in Exhibit B attached to this Amendment. Only in the event Non Transaction Services exceed such Threshold will the charges set forth in Item 1 of Exhibit B to the Second Amendment to the Agreement below apply."

                  B. Items 2 and 3 of Exhibit F of the Agreement are hereby deleted in their entirety and replaced with the charges set forth in Items 1 and 2 of Exhibit B attached to this Amendment.

                  C. The pricing set forth in this Section 5 shall be effective retroactively to January 1, 1996. GTEDS shall provide to NEIC on the next invoice(s) issued under the Agreement a credit for the aggregate difference between the amounts charged previously by GTEDS for 1996 claim/encounters and the amounts to be charged for 1996 claim/encounters pursuant to this Amendment.

         6.       Changes in GTEDS' Performance Obligations

                  The GTEDS services to be produced under the Agreement are hereby changed as follows:

                  A.       Telecommunications Capabilities

                           GTEDS shall continue to provide all existing
telecommunications capabilities currently in use or in test by NEIC including the new TCP/IP 800 service that supports up to 28.8 KBPS dial up. In addition, on or before June 30, 1996, GTEDS shall add ISDN and Frame Relay access using the TCP/IP protocol. Capabilities and support for the additional ASYNC protocols of XMODEM, YMODEM, YMODEM-G and ZMODEM plus the ability to dial out for file transfers using these protocols and BISYNC 3780 shall also be provided by GTEDS. A sufficient subset of such capabilities shall be provided by GTEDS in a timely fashion to effect the cutover of customers from ENVOY-NEIC's Palm Harbor, FL facility to GTEDS no later than August 31, 1996. The complete version of such capabilities shall be provided by GTEDS no later than October 31, 1996.

                  B.       Telecommunications Alternative

                           GTEDS shall provide to NEIC, no later than October
31, 1996, a full functioning version of NEIC CommLink (i.e. the NEIC Product pursuant to the First Amendment and Supplement) that utilizes an ASYNC protocol other than Kermit or Relay Gold. In addition, GTEDS shall provide to NEIC, no later than October 31, 1996, a full functioning version of said NEIC Product that interfaces with the TCP/IP capability provided by GTEDS Pursuant to Section 6A of this Amendment. GTEDS acknowledges that the timely performance by GTEDS of its obligations under this Section 6B is essential to NEIC's ability to reduce telecommunications resources associated with the processing of its claims/encounters. Accordingly, the 1996 measurement period of telecommunications resources for purposes of determining price discounts or surcharges pursuant to Section 5A of this Amendment shall be delayed by one month for each month or portion thereof of a delay in GTEDS' performance of either obligation under this Section beyond the due date for such performance.

                  C.       Performance Monitoring Reports

                           By the date of execution by both parties of this
Amendment, GTEDS shall provide NEIC performance monitoring reports on a weekly and monthly basis containing sufficient detail to enable NEIC to determine the changes in the Usage Ratios for each batch job, data set in storage, telecommunications user, and TSO user for both processing of transactions under
Section 5A of this Amendment (hereinafter called "Production Transactions") and Non Transaction Processing Services under Exhibit B Item 1 of this Amendment (hereinafter called "Non-Transaction Processing").

                  D.       Mailboxing

                           Effectively immediately, GTEDS shall support the
access of users of the NEIC CPS Services who prefer to use third party mailboxing, provided, however, that GTEDS shall not be responsible for the character and usage costs for transferring information to and from such mailboxes.

                  E.       Advantis/Frame Relay Usage

                           Effectively immediately, GTEDS shall be responsible
for all costs from the service provider to the GTEDS facility with respect to Advantis and Frame Relay usage, but GTEDS shall have no other obligation for the costs of such usage.

                  F.       Dial up to Dedicated Line Conversion Threshold

                           The requirement of Section IIB.5 of the NEIC RFP
imposing on GTEDS the obligation to provide a dedicated circuit to each user of the NEIC CPS Services that routinely transmits 5,000 or more transactions per day is hereby altered to allow GTEDS to reduce such user's transmission times through the use of more efficient telecommunications methods, provided, however, that each affected user agrees to accept such alternative solution.

                  G.       Alternative Communications

                           The "alternative facilities" identified in Section
IIB.4 of the NEIC RFP is hereby modified to include (i) a facility which requires an access method not yet supported by GTEDS, (ii) a facility all of whose volume is considered Non-Transaction Processing and (iii) a facility that has no anticipated Production Transactions.

         7.       Audits of Product Code

                  An audit of product codes requested by either party at any time in order to confirm the proper identification of transactions as Non-Transaction Processing or Production Transactions shall be performed by the parties pursuant to mutually agreed upon conventions for naming programs.

         8.       Disaster Recovery

                  The disaster recovery obligations of GTEDS pursuant to Sections 5 and 6 of Exhibit B of the Agreement are hereby modified as follows:

                  A. Section 5.B of Exhibit B is hereby deleted in its entirety and replaced with the following:

                           "5.B In the event of a CPU failure, GTEDS shall, within two hours

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                           of such failure, determine whether the NEIC CPS Services must be switched to the backup CPU and GTEDS shall within four hours of such determination fully restore the NEIC CPS Services on the backup CPU."

                  B. GTEDS shall restore the NEIC CPS Services functionality within 24 hours of the declaration of a disaster at the GTEDS data center and shall restore the test and development functions within 48 hours of such declaration.

                  C. In the event that NEIC shall propose to add additional transactions or services pursuant to the Agreement which are to be performed or processed at the GTEDS data center, NEIC shall as part of the proposal propose disaster recovery (including without limitation redundancy) requirements for such services or transactions, which if agreed to by GTEDS shall be included in the agreement between the parties with respect to such services or transactions.

         9.       NEIC Volume Commitments

                  A. The pricing set forth under this Amendment has been furnished by GTEDS with the understanding that the actual claim/encounter volume for 1996 shall be [ ]* million plus or minus [ ]*, for 1997 [ ]* million plus or minus [ ]*, and for 1998 [ ]* million plus or minus [ ]*. In the event that the actual claim/encounter volume for any such year fails to fall within the permissible range of volume set forth in this paragraph for such year, the parties agree that the pricing listed in Section 5A herein may be negotiated in good faith at the request of either party.

                  B. NEIC shall, by the fifth business day in November of each year during the term of this Amendment, provide to GTEDS an update of NEIC's estimate of the monthly transaction (i.e. claim/encounter, ERA, rosters and other transactions then processed pursuant to the Agreement by GTEDS) volume for the following year. NEIC shall, by the fifth working day of each quarter during the term of the Agreement as extended by this Amendment, provide to GTEDS an update of such volume estimates for the remainder of the then current year. NEIC shall use reasonable efforts to notify GTEDS of any anticipated deviations in such monthly volume projections reasonably promptly following NEIC's determination of any such deviation.

         10.      General Terms

                  A. The parties acknowledge and agree that, except as expressly modified herein, all of the provisions of the Contract shall be applicable to this Amendment to the extent that by the sense and context of such provisions, such provisions are applicable to the subject matter of this Amendment, for which purpose the word Processor under the Agreement shall mean GTEDS or Processor under this Amendment.

                  B. In the event of any conflict between a provision of this Amendment and a provision of the Contract, the provision of this Amendment shall govern.

                  C. The definitions of terms appearing in the Agreement shall apply to such terms as used in this Amendment, except when such terms have been expressly defined otherwise herein.

                  D. Except as explicitly amended by this Amendment, all of the terms and conditions of the Contract remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 6th day of May, 1998.

                                     NATIONAL ELECTRONIC INFORMATION
                                     CORPORATION


                                     By:      /s/ Joseph P. Sullivan
                                          --------------------------------------

                                     Name:  Joseph P. Sullivan
                                     Title:V/. P. Product Management


                                     Date: 4/25/96
                                           -------------------------------------

                                     GTE DATA SERVICES INCORPORATED


                                     By:      /s/ Elizabeth A. Edwards
                                          --------------------------------------

                                     Name:
                                     Title:

                                     Date: 5/6/96

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT A
                      Usage Ratio Baseline and Measurement


The Baseline and Measurement Usage Ratio for this discount/increase program will be a factor derived from resource utilization categories determined by GTEDS to be major components in providing GTEDS' overall service. The resource categories consist of [____]* computer processing related areas and [____]* telecommunications network usage areas. The process is as follows:

1)       GTEDS applies a weighting factor to each resource usage category.

2) For each period the total units used (in standard 168 units) in each category are multiplied by the weighting factor to get a weighted unit total per category.

3) This weighted unit total per category for the period is divided by the number of transactions processed for the period (in 1000s) to get the usage ratio for each category. The six processing categories currently use the claim/encounter total as the divisor. The divisor for the three network categories is the sum of claim/encounter activity, plus half the number of claims processed within ERA transactions, plus the number of members on eligibility roster transactions electronically transmitted within the period.

         NOTE: At such time that ERAs, eligibility rosters, or other transactions are moved to production product code areas, the processing category divisor will be adjusted accordingly.

4)       [____]*

5) For each period a year-to-date summary line will display the year-to-date totals for weighted units and for transactions processed. The summary line will also display the year-to-date Usage Ratios: The year-to-date total Usage Ratio will be the sum of the year-to-date processing usage ratio and the year-to-date network usage ratio. This will serve as an interim check to determine performance to date.

6) The Annual Usage Ratio will be the year-to-date Total Usage Ratio through December of that year or through the last month of the contract) equal to:

         1. Annual weighted processing units divided by annual processing transactions equals annual processing usage ratio.

         2. Annual weighted network units divided by annual network transactions equals annual network usage ratio.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

         3. Annual processing usage ratio plus annual network usage ratio equals Annual Usage Ratio to be measured against the Baseline.

7) The Annual Usage Ratio is divided by the Baseline to obtain the annual resource usage growth/decrease percent(rounded to the nearest percent). This percentage is used as the final measure for the incentive program.

8) The Baseline against which the Annual Usage Ratios for each contract year are measured to determine the results of the discount/increase program is [____]*. This Baseline is derived from the Total Usage Ratio for December, 1995.

NEIC will provide GTEDS' account management the total count for claims/encounters processed, ERA claims transmitted, and members within eligibility rosters transmitted for the completed calendar month by the fifteenth of the following month.

GTEDS will provide NEIC by the end of the following month a Usage Ratio Report (EXHIBIT A-1) and a Processing Unit Report (EXHIBIT A-2). The Processing Unit Report will display actual units used in each resource usage category(in 168 units). The Usage Ratio Report will be used for the actual measurement against the incentive program.

Standard rounding practices are used in all calculations.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT A-1
                               Usage Ratio Report


                                                              PROCESSING
                         -----------------------------------------------------------------------------------------------------------
                          CPU          TAPE           DASD       DASD         PAGES     TAPE          TOTAL        CLAIM       USAGE
                          BATCH        Bytes         STORAGE     EXCP        Printed    MOUNTS        PROCESS      COUNT       RATIO
                                       Xfrd
                         -----------------------------------------------------------------------------------------------------------
PROCESSING FACTORS
Transaction Base DEC 96
JENX             TELE
JENY             HCDS-PD
JENZ             MCDS-PD
JEOS             HCDS-CL
JEOC             MCDS-CL
JEOH             CICS
JGEX             AFTU
NETWORK
                         -----------------------------------------------------------------------------------------------------------
Total Weighted Units
% of Total Resources
Usage Ratio
                         ===========================================================================================================

                                                                   NETWORK
                         -----------------------------------------------------------------------------------------------------------
                              CPU         NETWORK      NETWORK       TOTAL            ERA    RSTR      TOTAL       USAGE
                              INTER         MCI          ATT        NETWORK                            TRANS       RATIO
                         -----------------------------------------------------------------------------------------------------------
PROCESSING FACTORS
Transaction Base DEC 96
JENX             TELE
JENY             HCDS-PD
JENZ             MCDS-PD
JEOS             HCDS-CL
JEOC             MCDS-CL
JEOH             CICS
JGEX             AFTU
NETWORK
                         -----------------------------------------------------------------------------------------------------------
Total Weighted Units
% of Total Resources
Usage Ratio
                         ===========================================================================================================

                                       TOTAL
                                --------------------
                                RESOURCE       USAGE
                                 USAGE         RATIO
                                --------------------
PROCESSING FACTORS
Transaction Base DEC 96
JENX             TELE
JENY             HCDS-PD
JENZ             MCDS-PD
JEOS             HCDS-CL
JEOC             MCDS-CL
JEOH             CICS
JGEX             AFTU
NETWORK
                                --------------------
Total Weighted Units
% of Total Resources
Usage Ratio
                                ====================

ALL NUMBERS IN THE ABOVE TABLE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT A-2
                             Processing Unit Report


                         CPU           TAPE                DASD       DASD           PAGES         TAPE           CPU       NETWORK
                         BATCH       Bytes Xfrd          STORAGE      EXCP           Printed      MOUNTS         INTER        MCI
                         -----------------------------------------------------------------------------------------------------------
Transaction
Base DEC 96
JENX
TELE
JENY
HCDS-PD
JENZ
MCDS-PD
JEOB
HCDS-CL
JEOC
MCDS-CL
JEOH
CICS
JGEX
AFTU
NETWORK
                         -----------------------------------------------------------------------------------------------------------
Total Base Units
                         ===========================================================================================================

                                                                                       ROSTERS
                         NETWORK       TOTAL        CLAIMS          ERA         ----------------------
                           ATT         UNITS       PROCESSED     PROCESSED      PROCESSED    TRANSMTED
                         -----------------------------------------------------------------------------
Transaction
Base DEC 96
JENX
TELE
JENY
HCDS-PD
JENZ
MCDS-PD
JEOB
HCDS-CL
JEOC
MCDS-CL
JEOH
CICS
JGEX
AFTU
NETWORK
                         -----------------------------------------------------------------------------
Total Base Units
                         =============================================================================

ALL NUMBERS IN THE ABOVE TABLE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT B

                GTE Data Services NEIC Contract Renewal Proposal

--------------------------------------------------------------------------------

                                 April 10, 1996


                                     ITEM 1




                                                                                                                          Monthly
            Non-Transaction Services           1996                     1997                    1998                     Threshold
----------------------------------------------------------------------------------------------------------------------------------
TSO Prime Minutes                             [____]*                  [____]*                 [____]*                    [____]*
----------------------------------------------------------------------------------------------------------------------------------
TSO Non-Prime Minutes                         [____]*                  [____]*                 [____]*
----------------------------------------------------------------------------------------------------------------------------------
CPU Batch                                     [____]*                  [____]*                 [____]*                    [____]*
----------------------------------------------------------------------------------------------------------------------------------
DASD Storage/Megabytes per Day                [____]*                  [____]*                 [____]*                    [____]*
----------------------------------------------------------------------------------------------------------------------------------
Tape Mounts                                   [____]*                  [____]*                 [____]*                    [____]*
----------------------------------------------------------------------------------------------------------------------------------


NOTE: TSO and CPU Batch Minutes are priced at 3033U units.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT B

                GTE Data Services NEIC Contract Renewal Proposal

--------------------------------------------------------------------------------

                                 April 10, 1996

ITEM 2

--------------------------------------------------------------------------------
Other Non-Transaction Services (Current contract rates in
   effect through December 31, 1996.)
--------------------------------------------------------------------------------
Magnetic Tape/Cartridge Storage                                         [____]*
--------------------------------------------------------------------------------
Magnetic Tape/Cartridge Purchase                                        [____]*
--------------------------------------------------------------------------------
Printing at GTEDS (Printer Utilization)                                 [____]*
--------------------------------------------------------------------------------
Dial Access
             Prime and Non-Prime                                        [____]*
             Communication Ports -  9,600 Baud                          [____]*
                                    19,200 Baud                         [____]*
                                    56,000 Baud                         [____]*
--------------------------------------------------------------------------------
Systems Programming                                                     [____]*
--------------------------------------------------------------------------------
Systems Consulting                                                      [____]*
--------------------------------------------------------------------------------

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT B



                GTE Data Services NEIC Contract Renewal Proposal

--------------------------------------------------------------------------------

                                 April 10, 1996


ITEM 2




--------------------------------------------------------------------------------
Other Non-Transaction Services
   effective January 1, 1997.
--------------------------------------------------------------------------------
Magnetic Tape/Cartridge Storage                                        [____]*
--------------------------------------------------------------------------------
Magnetic Tape/Cartridge Purchase                                       [____]*
--------------------------------------------------------------------------------
Printing at GTEDS (Printer
   Utilization)                                                        [____]*
--------------------------------------------------------------------------------
Dial Access
             Prime and Non-Prime                                       [____]*
             Communication Ports -  9,600 Baud                         [____]*
                                   19,200 Baud                         [____]*
                                   56,000 Baud                         [____]*
--------------------------------------------------------------------------------
Systems Programming                                                    [____]*
--------------------------------------------------------------------------------
Systems Consulting                                                     [____]*
--------------------------------------------------------------------------------